UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2009

TREX COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14649	54-1910453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Exeter Drive Winchester, Virginia	22603-8605
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 542-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On January 15, 2009, the Company received a copy of a complaint for a class action lawsuit filed by the law firm Hagens Berman Sobol Shapiro LLP against the Company on behalf of plaintiff, Mark Okano. The complaint alleges certain product defects in the Company’s products, and that the Company has failed to provide adequate remedies for defective products. The case was filed in the United States District Court, Western District of Washington. On January 16, 2009, Hagens Berman issued a press release announcing the filing of the class action lawsuit, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference. The Company reviewed the merits of the claims. Following its review, the Company released the press release attached hereto as Exhibit 99.2, which is incorporated herein by reference.

On January 19, 2009, the Company received service of process of a complaint for a class action lawsuit filed by the law firms of Lieff, Cabraser, Heimann & Bernstein, LLP, and Cohen, Milstead, Hausfeld & Toll, PLLC, on behalf of Eric Ross, Thomas Mabrey, Jr. and Dianna Spalliero. The complaint makes similar allegations to the complaint described in the first paragraph above. The case was filed in the Superior Court of California, Santa Cruz County. The Company reviewed the merits of the claims, and its position is similar to the position it has taken with respect to the complaint described in the first paragraph above.

Item 9.01	Financial Statements and Exhibits.

(d) Trex Company, Inc. herewith files the following exhibits:

Exhibit	Description of Exhibit
99.1	Press Release issued by Hagens Berman. FILED HEREWITH.

99.2	Press Release issued by Trex Company, Inc. FILED HEREWITH.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date: January 21, 2009	/s/ James E. Cline
James E. Cline
Chief Financial Officer

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